                                                                As filed with the Securities and Exchange Commission on May 18, 2001
                                                                                                          Registration No. 333-
====================================================================================================================================

                                                SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C. 20549
                                                      ----------------------
                                                             FORM S-8
                                                      REGISTRATION STATEMENT
                                                               Under
                                                    The Securities Act of 1933
                                                     ----------------------
                                                       THE MCCLATCHY COMPANY
                                      (Exact name of Registrant as specified in its charter)
                                                     ----------------------
                        Delaware                                                                        52-2080478
             (State or other jurisdiction of                                                         (I.R.S. Employer
              incorporation or organization)                                                       Identification Number)

                                                           2100 Q Street
                                                   Sacramento, California 95816
                             (Address, including zip code of Registrant's principal executive offices)
                                                     ----------------------
                                            AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                                                     2001 DIRECTOR OPTION PLAN
                                                     (Full title of the plan)
                                                     ----------------------
                                                       Karole Morgan-Prager
                                                       The McClatchy Company
                                                           2100 Q Street
                                                   Sacramento, California 95816
                                                          (916) 321-1000
               (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                     ----------------------
                                                             Copy to:
                                                     Katharine A. Martin, Esq.
                                                 Wilson Sonsini Goodrich & Rosati
                                                     Professional Corporation
                                                        650 Page Mill Road
                                                        Palo Alto, CA 94304
                                                          (650) 493-9300
                                                      ----------------------
                                                  CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

       Title of Each Class                            Amount             Proposed                Proposed                Amount of
         of Securities to                             to be              Maximum                 Maximum               Registration
           be Registered                             Registered          Offering                Aggregate                 Fee
                                                                         Price                   Offering
                                                                         Per Share               Price
------------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, $0.01 par value,             1,500,000 shares      $40.15 (1)         $60,225,000.00 (1)          $15,056.25
to be issued under the Amended and
Restated 1994 Stock Option Plan..................
------------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, $0.01 par value,             470,000 shares        $40.15 (1)         $18,870,500.00 (1)          $ 4,717.63
to be issued under the 2001 Director
Option Plan......................................
------------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, $0.01 par value,             30,000 shares         $40.90 (2)         $1,227,000.00 (2)           $   306.75
to be issued under the 2001 Director
Option Plan......................................
------------------------------------------------------------------------------------------------------------------------------------

   Total.........................................  2,000,000 shares                         $80,322,500.00 (1)(2)       $20,080.63
------------------------------------------------------------------------------------------------------------------------------------

(1)  Computed in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated based upon the average of the high and low sales prices of the Registrant's Class A Common Stock as reported on the New York Stock Exchange on
     May 15, 2001.

(2)  Computed in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.
     The proposed maximum offering price per share is based on the exercise price per share of outstanding options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     (i) Registrant's Annual Report on Form 10-K for the Fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001.

     (ii) The description of the Registrant's Class A Common Stock contained in the registration statement on Form 8-A filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, dated November 28, 1988, as amended on December 9, 1988, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") permits the Registrant's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Registrant's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by law.

     As permitted by Sections 102 and 145 of the DGCL, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty as a director, other than a breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit.

     In addition, the Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.

     10.1  Amended and Restated 1994 Stock Option Plan.

     10.2  Form of Nonqualified Stock Option Agreement.

     10.3  2001 Director Option Plan.

     10.4  Form of Director Option Agreement.

     23.1  Independent Auditors' Consent.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

     24.1  Power of Attorney (included on the signature page).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on May 16, 2001.

                                    /s/ Gary B. Pruitt
                                    --------------------------------------------
                                    Gary B. Pruitt
                                    President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary B. Pruitt and Karole Morgan-Prager, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 16, 2001 in the capacities indicated.


               Signature                                                Title
----------------------------------------  --------------------------------------------------------------
/s/ Gary B. Pruitt                        President, Chief Executive Officer and Chairman of the Board
----------------------------------------  (Principal Executive Officer)
           Gary B. Pruitt

/s/ Patrick Talamantes                    Chief Financial Officer (Principal Financial Officer)
----------------------------------------
          Patrick Talamantes

/s/ Robert W. Berger                      Controller, Assistant Treasurer (Principal Accounting Officer)
----------------------------------------
            Robert W. Berger

/s/ Elizabeth Ballantine                  Director
----------------------------------------
         Elizabeth Ballantine

/s/ Leroy T. Barnes                       Director
----------------------------------------
          Leroy T. Barnes

/s/ William K. Coblentz                   Director
----------------------------------------
         William  K. Coblentz

/s/ Molly Maloney Evangelisti             Director
----------------------------------------
      Molly Maloney Evangelisti


               Signature                                                Title
----------------------------------------  --------------------------------------------------------------
/s/ R. Larry Jinks                        Director
----------------------------------------
           R. Larry Jinks

/s/ Joan F. Lane                          Director
----------------------------------------
            Joan F. Lane

/s/ James B. McClatchy                    Publisher and Director
----------------------------------------
         James B. McClatchy

                                          Director
----------------------------------------
           Kevin McClatchy

/s/ William Ellery McClatchy              Director
----------------------------------------
       William Ellery McClatchy

/s/ Erwin Potts                           Director
----------------------------------------
            Erwin Potts

/s/ S. Donley Ritchey, Jr.                Director
----------------------------------------
       S. Donley Ritchey, Jr.

/s/ Frederick R. Ruiz                     Director
----------------------------------------
         Frederick R. Ruiz
                                          Director
----------------------------------------
          Maggie Wilderotter

                                 EXHIBIT INDEX


Exhibit Number                                      Document Description
--------------   ---------------------------------------------------------------
     5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation.

     10.1        Amended and Restated 1994 Stock Option Plan.

     10.2        Form of Nonqualified Stock Option Agreement.

     10.3        2001 Director Option Plan.

     10.4        Form of Director Option Agreement.

     23.1        Independent Auditors' Consent.

     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

     24.1        Power of Attorney (included on the signature page).